Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Director of White Knights Alliance Capital Corporation

We hereby consent to the inclusion in this Form F-1 Registration Statement of White Knights Alliance Capital Corporation for the period from April 11, 2025 (inception) to the period ended September 30, 2025 of our reports dated December 29, 2025, with respect to our audits of the Company’s financial statements as of and for the period ended September 30, 2025 which appears in this Form F-1 Registration Statement.

Diamond Bar, California

December 29, 2025